Exhibit (j)




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights"  for Scudder  Focus  Value+Growth  Fund in the Asset  Allocation  II
Classes A, B and C Prospectus and "Independent Auditors and Reports to Shareholders" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 13 to the Registration Statement (Form N-1A, No. 33-61433) of our report dated January 17, 2003 on the financial statements and financial highlights of Scudder Focus Value+Growth Fund included in the Fund Annual Report dated November 30, 2002.



                                                       /s/ERNST & YOUNG LLP

                                                       ERNST & YOUNG LLP

Boston, Massachusetts
February 24, 2003